Exhibit 4.2

SBA COMMUNICATIONS CORPORATION,

ISSUER

4.875% SENIOR NOTES DUE 2030

5.150% SENIOR NOTES DUE 2031

5.450% SENIOR NOTES DUE 2033

FIRST SUPPLEMENTAL

INDENTURE

DATED AS OF JULY 23, 2026

TO THE INDENTURE

DATED AS OF JULY 23, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

TRUSTEE

TABLE OF CONTENTS

		Page
ARTICLE 1
APPLICATION OF SUPPLEMENTAL INDENTURE AND DEFINITIONS

SECTION 1.1	Application of this Supplemental Indenture	1
SECTION 1.2	Definition of Terms; Interpretation	2
SECTION 1.3	Additional Definitions	2
SECTION 1.4	Other Definitions	10

ARTICLE 2
THE NOTES

SECTION 2.1	Terms of Securities	10

ARTICLE 3
REDEMPTION AND PREPAYMENT
SECTION 3.1	Optional Redemption	11
SECTION 3.2	Applicability of Base Indenture	13

ARTICLE 4
ADDITIONAL COVENANTS

SECTION 4.1	Liens	13
SECTION 4.2	Offer to Repurchase Upon Change of Control Triggering Event	13
SECTION 4.3	Reports	15

ARTICLE 5
[RESERVED]

ARTICLE 6
[RESERVED]

ARTICLE 7
AMENDMENTS TO BASE INDENTURE

SECTION 7.1	Certain Amendments	16
SECTION 7.2	The Trustee	20
SECTION 7.3	Supplemental Indentures with Consent of Holders	21
SECTION 7.4	Statement by Officers as to Default	22
SECTION 7.5	Defeasance and Covenant Defeasance	22

i

SCHEDULE 1 - Unrestricted Subsidiaries of SBA Communications Corporation

EXHIBIT A-1- Form of 2030 Note

EXHIBIT A-2 - Form of 2031 Note

EXHIBIT A-3 - Form of 2033 Note

ii

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 23, 2026, to the Indenture dated as of July 23, 2026 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) is entered into by and between SBA Communications Corporation, a Florida corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

WHEREAS, the Company has executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of Securities (as defined in the Base Indenture);

WHEREAS, Section 9.01(f) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture without the consent of any Holders (as defined in the Base Indenture) to establish the forms or terms of Securities of a series as permitted by Section 2.01, Section 3.01 and Section 3.03 of the Base Indenture;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of three separate series of Securities, the 4.875% Senior Notes due 2030 (the “2030 Notes”), the 5.150% Senior Notes due 2031 (the “2031 Notes”) and the 5.450% Senior Notes due 2033 (the “2033 Notes” and, together with the 2030 Notes and the 2031 Notes, the “Notes”), the forms and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE AND DEFINITIONS

SECTION 1.1 Application of this Supplemental Indenture. Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture and any amendments or modifications to the terms of the Base Indenture made herein are expressly and solely for the benefit of the Holders of the applicable series (and not for the benefit of any other series of Securities). The 2030 Notes, the 2031 Notes and the 2033 Notes each constitute a separate series of Securities as provided in Section 3.01 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document. To the extent that the provisions (including the definitions set forth in Sections 1.3 and 1.4) of this Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, with respect to the applicable Notes (and only with respect to such Notes). All of the Notes of a series issued under this Supplemental Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase with respect to such series.

SECTION 1.2 Definition of Terms; Interpretation. Unless the context otherwise requires:

(a) capitalized terms used but not otherwise defined herein have the meanings set forth in the Base Indenture; and

(b) the provisions of general application in Section 1.01 of the Base Indenture shall apply herein as if set forth herein, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Supplemental Indenture.

SECTION 1.3 Additional Definitions. The terms defined in this Section 1.3 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), for all purposes of this Supplemental Indenture and of any indenture supplemental hereto, have the respective meanings specified in this Section 1.3. All other terms used in this Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this Supplemental Indenture shall have the meaning assigned to such term in this Supplemental Indenture with respect to the Notes:

“2030 Notes” has the meaning assigned to it in the recitals to this Supplemental Indenture.

“2031 Notes” has the meaning assigned to it in the recitals to this Supplemental Indenture.

“2033 Notes” has the meaning assigned to it in the recitals to this Supplemental Indenture.

“Additional Securities” means additional Securities of such series issued in accordance with Section 2.1(k) of this Supplemental Indenture, pursuant a Board Resolution and, subject to Sections 3.01 and 3.03 of the Base Indenture, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto.

“Adjusted EBITDA” means, for the 12-month period immediately preceding the calculation date, for the Company and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (i) interest expense, whether or not accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings), and amortization of non-cash interest expense, (ii) income tax expense and consolidated gross receipts tax expense, including taxes based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation, amortization and accretion (including amortization of intangible assets and accretion of asset retirement obligations), (iv) extraordinary losses and non-recurring non-cash charges and expenses, (v) all other non-cash charges, expenses and interest (including any non-cash losses in respect of Hedging Obligations, non-cash impairment charges, stock-based compensation charges and non-cash amortization of prepaid lease purchase price adjustments), (vi) non-recurring integration and transaction costs and expenses, including as a result of business combinations, operational changes and improvements (including transaction costs, expenses and fees incurred in connection with any merger or acquisition, severance and retention costs and business optimization expenses), (vii) non-recurring charges and expenses, restructuring charges and losses on the retirement or extinguishment of Indebtedness and (viii) other non-operating expenses in an aggregate amount not exceeding $15 million in any fiscal year, in each case for such period, less extraordinary gains, other non-operating income in an aggregate amount not exceeding $15 million in any fiscal year and cash payments (not otherwise deducted in determining Consolidated Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Restricted Subsidiary of the Company, or was merged with or consolidated into the Company or any of its Restricted Subsidiaries, during such period, or any acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person during such period, “Adjusted EBITDA” shall, at the Company’s option in respect of any or all of the foregoing, also include the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such acquisition, merger or consolidation, including any concurrent transaction entered into by such Person or with respect to such assets as part of such acquisition, merger or consolidation, had occurred on the first day of such period and (II) with respect to any Person that has ceased to be a Restricted Subsidiary of the Company during such period, or any material assets of the Company or any of its Restricted Subsidiaries sold or otherwise disposed of by the Company or any of its Restricted Subsidiaries during such period, “Adjusted EBITDA” shall exclude the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Restricted Subsidiary or such assets had occurred on the first day of such period.

“Base Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture, as amended or supplemented from time to time.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term “Beneficially Own” has a correlative meaning.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Company” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the Net Income (but not loss) of any Person other than the Company that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

(2)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

(3)	the cumulative effect of a change in accounting principles shall be excluded.

“Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended, restated, amended and restated or otherwise modified from time to time.

“DTC” means The Depository Trust Company.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date, or the equivalent rating of any other Ratings Agency selected by the Company as provided in the definition of “Ratings Agencies.”

“Issue Date” means July 23, 2026, the date of the original issuance of Notes under the Indenture.

“Licenses” means, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, ownership or operation of any communications tower facilities, granted or issued by the Federal Communications Commission (or other similar or successor agency of the federal government administering the Communications Act of 1934, as amended, or any similar or successor federal statute) and held by the Company or any of its Restricted Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any asset sale, any discontinued operations or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Newly Created Subsidiary” means a newly created direct or indirect subsidiary of the Company that is formed after the Issue Date; provided that neither the Company nor any of its Restricted Subsidiaries shall have transferred, or may in the future transfer, any assets (other than cash or cash equivalents or used, obsolete, condemned, worn out or surplus assets or assets that are left on property of the Company or any of its Restricted Subsidiaries by customers or tenants) to such Newly Created Subsidiary for so long as such Newly Created Subsidiary remains designated as an Unrestricted Subsidiary.

“Notes” has the meaning assigned to it in the recitals to this Supplemental Indenture. The Notes of a series issued under the Indenture include the Additional Securities of such series, if any, unless the context otherwise requires.

“Par Call Date” means, with respect to the 2031 Notes, June 15, 2031 (the date that is one month prior to the maturity date of the 2031 Notes) and, with respect to the 2033 Notes, May 15, 2033 (the date that is two months prior to the maturity date of the 2033 Notes).

“Permitted Amount” means, as of any date of determination, an amount equal to the product of (1) 3.5 and (2) Adjusted EBITDA as of the most recent fiscal quarter for which internal financial statements are available.

“Permitted Liens” means:

(1)	Liens existing on the Issue Date;

(2)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3)

Liens securing Indebtedness incurred by the Company or any of its Restricted Subsidiaries since the Issue Date, represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any of its

Restricted Subsidiaries (including any Indebtedness incurred for such purpose within 270 days of such purchase, construction or improvement) in an aggregate principal amount, including all Indebtedness incurred to extend, refund, refinance, renew, defease or replace any other Indebtedness secured under this clause (3), not to exceed $500 million at any one time outstanding; provided that, for the avoidance of doubt, individual financings of property, plant or equipment provided by the same lender or financing source that are permitted to be secured under this clause (3) may be cross-collateralized to other financings of property, plant or equipment provided by such lender or financing source that are permitted to be secured under this clause (3) or otherwise under the Indenture;

(4)	Liens in favor of the Company or its Restricted Subsidiaries;

(5)	easements, rights-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that:

(a)	are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

(b)	do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or its Restricted Subsidiaries;

(6)

Liens on property at the time the Company or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of such acquisition; provided, further, however, that such Liens do not extend to any other property of the Company or any of its Restricted Subsidiaries (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof);

(7)

Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

(8)

Liens to secure any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings (or successive amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings), in whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3) and (6) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (i) the outstanding principal amount, or, if issued with original issue discount, the aggregate accreted value of, or, if greater, the committed amount of the Indebtedness secured by Liens described under clauses (1), (3) or (6) of this definition at the time such original Lien became a Permitted Lien under the Indenture; and (ii) an amount no greater than accrued and unpaid interest with respect to such Indebtedness and any fees, underwriting discounts and other costs and expenses, including premiums, related to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(9)

restrictions on the transfer of Licenses or assets of the Company or any of its Restricted Subsidiaries imposed by any of the Licenses as in effect on the Issue Date or imposed by the Communications Act of 1934, as amended, any similar or successor federal statute or the rules and regulations of the Federal Communications Commission (or other similar or successor agency of the federal government administering such Act or successor statute) thereunder, all as the same may be in effect from time to time;

(10)

leases and subleases of real property in the ordinary course of business (for the avoidance of doubt, excluding sale and leaseback transactions) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(11)

Liens incurred in the ordinary course of business in connection with workers’ compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than 60 days;

(12)	Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

(13)	Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(14)	judgment Liens;

(15)	Liens securing obligations under Hedging Obligations not for speculative purposes;

(16)	Liens in connection with escrow or security deposits made in connection with any acquisition of assets; and

(17)	banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)

such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and

(b)	such deposit account is not intended to provide collateral to the depositary institution.

“Ratings Agencies” means (1) S&P, Moody’s and Fitch and (2) if any of S&P, Moody’s or Fitch ceases to rate the Notes or ceases to make a rating on the Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the Notes publicly available and selected by the Company (as certified by an Officers’ Certificate), which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Ratings Decline” means, with respect to a series of Notes, the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by the Company or any third party to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies if such period exceeds 90 days): (1) in the event that the Notes have an Investment Grade Rating by all three Ratings Agencies, the Notes cease to have an Investment Grade Rating by two of the three Ratings Agencies, (2) in the event that the Notes have an Investment Grade Rating by two Ratings Agencies, the Notes cease to have an Investment Grade Rating by either Ratings Agency, (3) in the event that the Notes have an Investment Grade Rating by one Ratings Agency, the Notes cease to have an Investment Grade Rating by such Ratings Agency and there is a reduction in the rating of the Notes by one of the other Ratings Agencies, or (4) in the event that the Notes do not have an Investment Grade Rating, there is a reduction in the rating of the Notes by two of the three Ratings Agencies or, if there are fewer than three Ratings Agencies rating the Notes, the rating of each Ratings Agency (for the avoidance of doubt, changes in outlook shall not be a reduction in rating).

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose in the applicable form of Note attached as an exhibit to this Supplemental Indenture.

“SEC” means the Securities and Exchange Commission.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Supplemental Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture and includes this Supplemental Indenture, as amended or supplemented from time to time.

“Treasury Rate” means, with respect to any Redemption Date for Notes of a series, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption of Notes of such series shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on Government Securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable:

(1)

the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable Redemption Date to (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable Redemption Date.

If on the third Business Day preceding the applicable Redemption Date H.15 TCM is no longer published, the Treasury Rate applicable to such redemption shall be calculated based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes, as applicable. If there is no United States Treasury security maturing on (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes but there are two or more United States Treasury securities with a maturity date equally distant from (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes, one with a maturity date preceding (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes, as applicable, and one with a maturity date following (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes, the United States Treasury security with a maturity date preceding (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes, as applicable, shall be selected. If there are two or more United States Treasury securities maturing on (i) the applicable Par Call Date or (ii) the maturity date of the 2030 Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time shall be selected. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors, managers or trustees of such Person.

SECTION 1.4 Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.2(a)
“Change of Control Payment”	4.2(a)
“Change of Control Payment Date”	4.2(a)
“Payment Default”	7.1(e)(iii)(A)

ARTICLE 2

THE NOTES

SECTION 2.1 Terms of Securities. Pursuant to Section 3.01 of the Base Indenture, the following terms relating to each series of Notes are hereby established:

(a) The 2030 Notes shall constitute a series of Securities having the title “4.875% Senior Notes due 2030,” the 2031 Notes shall constitute a series of Securities having the title “5.150% Senior Notes due 2031,” and the 2033 Notes shall constitute a series of Securities having the title “5.450% Senior Notes due 2033.”

(b) The initial aggregate principal amount of the 2030 Notes is $1,350,000,000, the initial aggregate principal amount of the 2031 Notes is $1,350,000,000 and the initial aggregate principal amount of the 2033 Notes is $800,000,000. There is no limit upon the aggregate principal amount of Notes of each series that may be authenticated and delivered under the Indenture, subject to the terms of the Base Indenture.

(c) The entire outstanding principal of the 2030 Notes shall be payable as set forth in the 2030 Notes, the entire outstanding principal of the 2031 Notes shall be payable as set forth in the 2031 Notes and the entire outstanding principal of the 2033 Notes shall be payable as set forth in the 2033 Notes.

(d) The rate at which the 2030 Notes shall bear interest shall be as set forth in the 2030 Notes, the rate at which the 2031 Notes shall bear interest shall be as set forth in the 2031 Notes and the rate at which the 2033 Notes shall bear interest shall be as set forth in the 2033 Notes.

(e) Each Note shall be payable as set forth therein.

(f) Each series of Notes shall be redeemable as set forth in Article 3 of this Supplemental Indenture.

(g) The covenants contained in Article 4 of this Supplemental Indenture shall be applicable to each series of Notes.

(h) Each Note shall be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

(i) Each series of Notes shall be defeasible pursuant to Section 13.02 and Section 13.03 of the Base Indenture, as set forth in Article 6 of this Supplemental Indenture. For each series of Notes, the covenants contained in Article 4 of this Supplemental Indenture shall be eligible for Covenant Defeasance under Section 13.03 of the Base Indenture, in addition to the covenants listed therein.

(j) The 2030 Notes shall be substantially in the form of Exhibit A-1, the 2031 Notes shall be substantially in the form of Exhibit A-2 and the 2033 Notes shall be substantially in the form of Exhibit A-3, each of which replaces the form in the relevant section of Article 2 of the Base Indenture and is hereby incorporated in and expressly made part of the Indenture. The Depositary for each series of Notes shall initially be DTC.

(k) Subject to the terms and conditions contained herein and in Sections 3.01 and 3.03 of the Base Indenture, the Company may, without the consent of any Holders of the Notes of each series, create and issue Additional Securities of any series with the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) as the Notes of such series. The Additional Securities of any series will form a single series with the outstanding Notes of series; provided that if the Additional Securities of such series are not fungible with the Notes of such series for U.S. federal income tax purposes, such Additional Securities of such series will have one or more separate CUSIP numbers or no CUSIP number. No Additional Securities of any series may be issued if an Event of Default has occurred and is continuing with respect to the Notes of such series.

ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.1 Optional Redemption. The Notes shall be redeemable at the option of the Company in accordance with Article 11 of the Base Indenture and as set forth in this Section 3.1.

(a) The Company may redeem the 2030 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (1) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points, less (2) interest accrued on those Notes to the Redemption Date, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the Redemption Date.

(b) Prior to the applicable Par Call Date, the Company may redeem the 2031 Notes and the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (1) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, in the case of the 2031 Notes and 20 basis points, in the case of the 2033 Notes, less (2) interest accrued on those Notes to the Redemption Date, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the Redemption Date.

(c) On and after the applicable Par Call Date, the Company may redeem the 2031 Notes and the 2033 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but excluding) the Redemption Date.

(d) The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee will have no obligation to calculate or verify the calculation of the Treasury Rate or any aspect of such calculations or the Redemption Price of any Notes.

(e) In the case of a partial redemption, selection of any certificated Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any certificated Note is to be redeemed in part only, the notice of redemption that relates to such certificated Note will state the portion of the principal amount of the note to be redeemed. A new certificated Note in a principal amount equal to the unredeemed portion of any certificated Note will be issued in the name of the Holder of the certificated Note upon surrender for cancellation of the original certificated Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

(f) Solely with respect to each series of Notes, the first paragraph of Section 11.04 of the Base Indenture is hereby amended and restated as follows:

“Notice of redemption shall be given in accordance with Section 1.06 of the Base Indenture not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. Notices of redemption may be conditional and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied.”

SECTION 3.2 Applicability of Base Indenture. To the extent not inconsistent with this Supplemental Indenture, the provisions of Article 11 of the Base Indenture, as amended by this Supplemental Indenture, shall apply to the redemption of any series of Notes.

ARTICLE 4

ADDITIONAL COVENANTS

Each series of Notes is subject to the covenants as set forth in Article 10 of the Base Indenture and Section 4.1, Section 4.2 and Section 4.3 of this Supplemental Indenture.

SECTION 4.1 Liens. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) on any of its or its Restricted Subsidiaries’ property or assets (which includes Capital Stock) securing Indebtedness without providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

(b) Notwithstanding the foregoing, the Company may, and may permit any of its Restricted Subsidiaries to, create, incur or assume Liens securing Indebtedness without equally and ratably securing the Notes if, after giving effect to the creation, incurrence or assumption of such Liens and related transactions, the aggregate amount (without duplication) of the Indebtedness secured by Liens (other than Permitted Liens) on the property or assets (which includes Capital Stock of the Company) of the Company and its Restricted Subsidiaries shall not exceed the Permitted Amount at the time of the creation, incurrence or assumption of such Liens.

SECTION 4.2 Offer to Repurchase Upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs with respect to a series of Notes, each Holder of such series of Notes shall have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 in excess thereof, of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer shall be payable in cash and shall be 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on such Notes, if any (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), to (but excluding) the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, the Company shall send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes of such series on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes, or portions thereof, properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes, or portions thereof, properly tendered and not withdrawn; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes, or portions thereof, being purchased by the Company.

(c) The Paying Agent shall promptly send to each Holder of Notes, or portions thereof, properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and send to each Holder of a certificated Note a new certificated Note of the applicable series equal in principal amount to any unpurchased portion of any certificated Note surrendered, if any; provided that the new certificated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so purchased by the Company shall cease to accrue interest on and after the Change of Control Payment Date.

(d) The Change of Control provisions described in this Section 4.2 shall be applicable whether or not any other provisions of the Indenture are applicable. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.2, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.2 by virtue of the compliance.

(e) The Company shall not be required to make a Change of Control Offer with respect to a series of Notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes of such series properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the occurrence of a Change of Control Triggering Event, the Company shall not be obligated to make a Change of Control Offer with respect to the outstanding Notes of a series in the event it has delivered a notice of redemption (which is or has become unconditional) with respect to all of the outstanding Notes of such series as provided under Section 3.1 of this Supplemental Indenture. A Change of Control Offer may be made in advance of a Change of Control Triggering Event and conditioned upon such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer. The provisions under the Indenture relating to the Company’s obligation to make an offer to repurchase the Notes of a particular series as a result of a Change of Control Triggering Event may be waived or modified at any time with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes of such series then Outstanding.

SECTION 4.3 Reports.

(a) Whether or not required by the SEC’s rules and regulations, so long as any Notes of each series are outstanding, the Company will furnish to the Trustee, within 15 days after the Company is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) such annual and quarterly reports, information, documents and other reports with the SEC, copies of the Company’s annual report and of the information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will also comply with the applicable provisions of Section 314(a) of the Trust Indenture Act. To the extent such filings are made with the SEC, the reports will be deemed to be furnished to the Trustee and Holders.

(b) In the event that the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section for the Company will satisfy this covenant, and this Supplemental Indenture will permit the Company to satisfy its obligations in this Section with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its subsidiaries other than the Company and its subsidiaries, on the one hand, and the information relating to the Company and its subsidiaries on a standalone basis, on the other hand.

(c) The delivery of any such reports, information and/or documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under this Supplemental Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so made available to the Trustee or whether the Company (or any other Person) is required to file any reports or other information with the SEC, whether any information is available on (or has been posted to) any website, other online data system or filed with EDGAR (or any successor system) or whether the Company has otherwise delivered any notice or report in accordance with the requirements specified in this Section.

ARTICLE 5

[RESERVED]

ARTICLE 6

[RESERVED]

ARTICLE 7

AMENDMENTS TO BASE INDENTURE

SECTION 7.1 Certain Amendments.

(a) Replacement of Certain Defined Terms. The definitions of the following defined terms contained in Section 1.01 of the Base Indenture are hereby replaced in their entirety by the following definitions, solely with respect to each series of Notes:

(i) “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP; provided that any such liability of the Company or its Subsidiaries that is not required to be reflected on the consolidated balance sheet of the Company in accordance with GAAP, but is subsequently recharacterized as capital lease obligation due to a change in accounting treatment, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Interest Expense, Consolidated Net Income and Adjusted EBITDA) not be treated as Capital Lease Obligation or Indebtedness.

(ii) “Capital Stock” means,

(A) in the case of a corporation, corporate stock;

(B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(C) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(iii) “Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the term “Indebtedness” shall not include post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is or becomes due and payable and is not thereafter promptly paid. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness shall be the accreted value thereof. For the avoidance of doubt, Indebtedness of any Person shall not include any obligations or Guarantees of obligations of such Person relating to leases which would not have been accounted for as a liability on a balance sheet of such Person in accordance with GAAP, even if those obligations or Guarantees of obligations would be included as liabilities on the balance sheet of such Person at the time of determination.

(iv) “Unrestricted Subsidiary” means (1) as of the Issue Date, SBA Depositor, LLC, SBA Holdings LLC, SBA Guarantor LLC, and each of SBA Guarantor LLC’s Subsidiaries as of the Issue Date listed on Schedule 1 to the First Supplemental Indenture, dated as of July 23, 2026, (2) any Newly Created Subsidiary of the Company that is designated by the Chief Financial Officer of the Company as an Unrestricted Subsidiary, in each case until such time as the Board of Directors may designate such Newly Created Subsidiary to be a Restricted Subsidiary; provided that (a) neither the Company nor any of its Restricted Subsidiaries provides credit support for any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness of the Company or its Restricted Subsidiaries, (c) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not affiliates of the Company, (d) such Unrestricted Subsidiary does not own any Capital Stock of any Restricted Subsidiary of the Company that has not theretofore been or is not simultaneously being designated an Unrestricted Subsidiary and (e) no Default or Event of Default would occur or be existing following such designation, and (3) any subsidiary of an Unrestricted Subsidiary. Any such designation by the Chief Financial Officer of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a certificate of the Chief Financial Officer of the Company giving effect to such designation. At the time of designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to incur outstanding Indebtedness and grant any existing Liens.

(b) Amendments to Defined Terms. The definitions of the following defined terms contained in Section 1.01 of the Base Indenture are hereby amended as follows, solely with respect to each series of Notes:

(i) The definition of “Change of Control” in the Base Indenture is hereby amended by adding the word “or” to the end of clause (ii), removing clause (iv) entirely and replacing clause (iii) as follows:

“(iii) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the Company’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Company is a Subsidiary immediately following such transaction and (b) immediately following such transaction, no person (as defined in this clause (iii)) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company.”

(ii) The definition of “Hedging Obligations” in the Base Indenture is hereby amended by adding the following at the end of clause (ii): “or the exchange of nominal interest obligations, either generally or under specific contingencies.”

(iii) The definition of “Lien” in the Base Indenture is hereby amended by removing the second reference to “any asset”.

(c) Execution, Authentication, Delivery and Dating. Solely with respect to each series of Notes, the first sentence of Section 3.03 of the Base Indenture is hereby amended and restated as follows: “The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents.”

(d) Registration, Registration of Transfer and Exchange. Solely with respect to each series of Notes, the eighth paragraph of Section 3.05 of the Base Indenture is hereby amended by amending and restating clause (b) thereof as follows:.

“(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company, in its discretion, at any time determines not to have all the Securities represented by such Global Security, (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.”

(e) Events of Default.

(i) Solely with respect to each series of Notes, Section 5.01(d) of the Base Indenture is hereby amended and restated as follows:

“(d) the failure by the Company or any of its Restricted Subsidiaries to perform any other covenant in the Indenture other than a covenant specified in Section 5.01(a), Section 5.01(b) or Section 5.01(h) of the Base Indenture for 60 days (or 120 days in the case of a failure to comply with the reporting obligations set forth in Section 7.04 of the Base Indenture) after the notice to comply;”

(ii) Solely with respect to each series of Notes, Section 5.01 of the Base Indenture is hereby amended by adding the word “or” to the end of Section 5.01(g) and inserting the following new clauses (h), (i) and (j) and the succeeding paragraph immediately after clause (g):

“(h) the failure by the Company or any of its Restricted Subsidiaries to comply with Article 8 of the Base Indenture or failure by the Company to consummate a Change of Control Offer in accordance with Section 4.2 of the Supplemental Indenture and the other provisions of the Indenture applicable to the offer; or

(i) the default under any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”); or

(B) results in the acceleration of the Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more, and such Payment Default or acceleration has not been discharged, rescinded or annulled within 15 days after notice; or

(j) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $250.0 million, which judgments are not paid, discharged or stayed for a period of 60 days.”

(iii) Solely with respect to each series of Notes, Section 5.01 of the Base Indenture is hereby amended by inserting the following paragraph at the end of Section 5.01:

“Notwithstanding the foregoing, a Default under Section 5.01(d) or Section 5.01(i) shall not constitute an Event of Default for any series of Notes until the Trustee or the Holders of at least 25% in principal amount of the then-Outstanding Notes of such series notify the Company (and the Trustee if given by the Holders) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.”

(f) Solely with respect to each series of Notes, the second paragraph of Section 5.02 of the Base Indenture is hereby amended and restated as follows:

“At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Securities of such series, other than the non-payment of the principal of the Securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.”

(g) Solely with respect to each series of Notes, Section 5.13(a) of the Base Indenture is hereby amended and restated as follows:

“(a) in the payment of the principal of or any premium or interest on any Security of such series (including in connection with a Change of Control Offer); or”

SECTION 7.2 The Trustee.

(a) Solely with respect to each series of Notes, Section 6.01 of the Base Indenture is hereby amended by numbering the existing paragraph set forth therein as clause “(a)” and adding the following additional clauses thereto:

“(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(c) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties as are specifically set forth in the Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture.

(ii) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(d) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) above.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12 of the Base Indenture.

(iv) No provision of this Supplemental Indenture or the Base Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under the Indenture.”

SECTION 7.3 Supplemental Indentures with Consent of Holders.

(a) Solely with respect to each series of Notes, Section 9.02(a) of the Base Indenture is hereby amended and restated as follows:

“(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any note which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change any Place of Payment where, or the coin or currency in which, any note or any premium or interest thereon is payable (it being understood that the provisions set forth in Section 4.2 of the Supplemental Indenture and the related definitions in the Indenture are not subject to this clause (a), other than the Company’s obligation to make the Change of Control Payment on a Change of Control Payment Date); or

(b) Solely with respect to each series of Notes, Section 9.02 of the Base Indenture is hereby amended by adding the word “or” to the end of Section 9.02(c) and inserting the following new clause (d) immediately after clause (c):

“(d) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date, or in the case of a Change of Control Offer, on or after the Change of Control Payment Date).”

SECTION 7.4 Statement by Officers as to Default. Solely with respect to each series of Notes, Section 10.04 of the Base Indenture is hereby amended by (a) adding the following at the end of such sentence, solely with respect to each series of Notes: “and what action the Company is taking or proposes to take in respect thereof” and (b) adding the following additional sentence: “(b) If an Officer of the Issuer shall become aware that any Default or Event of Default has occurred and is continuing, the Issuer shall, within 30 days of such Officer’s becoming aware, deliver to the Trustee an Officers’ Certificate specifying such event, notice or other action (including any action the Issuer is taking or proposes to take in respect thereof).”

SECTION 7.5 Defeasance and Covenant Defeasance. Solely with respect to each series of Notes, (a) Section 13.03 is hereby amended by replacing the phrase “clause (b) or (g) of Section 9.01” in the two places it appears with the reference “Section 9.01(b)”, and (b) Section 13.04(b) and Section 13.04(c) of the Base Indenture are hereby amended by replacing the word “Holders” appearing therein to the words “beneficial owners.”

ARTICLE 8

MISCELLANEOUS

SECTION 8.1 Ratification of Base Indenture; No Adverse Interpretation of Other Agreements. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes of each series. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes of each series unless not permitted by law. The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

SECTION 8.2 Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 8.3 Governing Law; Submission to Jurisdiction. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the city of New York or the courts of the State of New York in each case located in The City of New York, and the Company hereby irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

SECTION 8.4 Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 8.5 Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.6 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder of the Company, as such, will have any liability for any obligations under the Notes, this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 8.7 Counterpart Originals; Electronic Signatures. The parties may sign any number of copies of this Supplemental Indenture by manual, facsimile or electronic signature. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto with respect to the Notes and any other documents contemplated to be delivered in connection herewith or therewith transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes of this Supplemental Indenture and may be used in lieu of the original.

SECTION 8.8 Table of Contents, Headings, etc.. The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 8.9 Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.10 Trustee’s Disclaimer.. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Notes, or any offering materials or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SECTION 8.11 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, labor disputes, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, quarantines, national emergency, earthquakes, fires, floods, riots, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of July 23, 2026.

SBA COMMUNICATIONS CORPORATION

By:	/s/ William N. Wilkerson
Name:	William N. Wilkerson
Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

[Signature Page to Supplemental Indenture]

SCHEDULE 1

Unrestricted Subsidiaries of SBA Communications Corporation

Entity Name	Jurisdiction of Organization
1.SBA Holdings LLC	Delaware

2.SBA Depositor LLC	Delaware

3.SBA Guarantor LLC	Delaware

4.SBA Properties, LLC	Delaware

5.SBA Sites, LLC	Delaware

6.SBA Structures, LLC	Delaware

7.SBA Monarch Towers III, LLC	Delaware

8.SBA Monarch Towers I, LLC	Delaware

9.SBA Infrastructure, LLC	Delaware

10.SBA Towers USVI, Inc.	U.S. Virgin Islands

11.SBA Towers IV, LLC	Delaware

12.SBA 2012 TC Assets, LLC	Delaware

13.SBA 2012 TC Assets PR, LLC	Delaware

14.SBA Towers VII, LLC	Delaware

15.SBA GC Parent I, LLC	Delaware

16.SBA GC Parent II, LLC	Delaware

17.SBA Towers VI, LLC	Delaware

18.SBA GC Holdings, LLC	Delaware

19.SBA GC Towers, LLC	Delaware

EXHIBIT A-1

FORM OF 2030 NOTE

[FORM OF FACE OF 2030 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]1

SBA COMMUNICATIONS CORPORATION

4.875% Senior Notes due 2030

$________________

No. _______________

CUSIP No. 78410G AH7

ISIN No. US78410GAH74

[1]	These paragraphs should be included only if the Note is a Global Security.

A-1-1

SBA COMMUNICATIONS CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[  ] [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Notes attached hereto)]2 on January 31, 2030, and to pay interest thereon from July 23, 2026 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 (each, an “Interest Payment Date”) in each year, commencing January 15, 2027, at the rate of 4.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 and July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. If a Payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest or the next succeeding Business Day if such date is not a Business Day to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

If a Holder has given wire transfer instructions to the Company, the Company will make all payments of principal, premium and interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Security Registrar for the Notes within the City and State of New York unless, with respect to such other payments, the Company elects to make interest payments by check sent to the Holders at their address set forth in the register of Holders. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

[2]	Use this language only if the Note is a Global Security.

A-1-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:

SBA COMMUNICATIONS CORPORATION

By:
Name:
Title:

A-1-3

This is one of the Notes designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF 2030 NOTE]

1.	Notes.

This Note is one of a duly authorized issue of senior notes of the Company, issued and to be issued in one or more series under the Supplemental Indenture, dated as of July 23, 2026 (the “Supplemental Indenture”), to the Indenture dated as of July 23, 2026 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which the Notes (as defined below) are, and are to be, authenticated and delivered. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall control. This Note is one of the series designated on the face hereof as “4.875% Senior Notes due 2030” (herein called the “Notes”), issued in an initial aggregate principal amount of $1,350,000,000. The Notes constitute a series of Securities under the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.	No Sinking Fund.

No sinking fund is provided for the Notes.

3.	Optional Redemption.

(a) The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (ii) interest accrued on those Notes to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the Redemption Date.

4.	Selection and Notice of Redemption.

(a) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Notices of redemption may be conditional and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied.

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(b) In the case of a partial redemption, selection of any certificated Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

5.	Repurchase at Option of Holder.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, each Holder of Notes shall have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 in excess thereof, of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer shall be payable in cash and will be 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on such Notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to (but excluding) the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, the Company shall send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

6.	Acceleration Upon Event of Default.

The Events of Default relating to the Notes are set forth in Section 5.01 of the Base Indenture and Section 7.1(e) of the Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes may declare all such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default with respect to the Notes arising from Section 5.01(e) or Section 5.01(f) of the Base Indenture, with respect to the Company, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by notice to the Trustee may, on behalf of the Holders of all Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes (including in connection with a Change of Control Offer) (provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

A-1-6

7.	Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders with respect to the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes then-outstanding, voting as a single class. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes then-outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

8.	Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, the Notes shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Security Registrar with a request to register a transfer, the Security Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When Notes are presented to the Security Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Security Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate Notes at the Security Registrar’s request.

9.	Treatment as Owner.

Prior to the due presentation of this Note for registration of transfer, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name this Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

10.	No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

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11.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties (Cust)

JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	- Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, check the appropriate box below:

☐

Section 4.2

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

FORM OF ASSIGNMENT

For value received    hereby sell(s), assign(s) and transfer(s) unto [also insert Social Security or other identifying number of assignee] the within Note, and hereby irrevocably constitutes and appoints    as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

A-1-11

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange	Principal Amount of this Global Security Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[3]	This schedule should be included only if the Note is a Global Security.

A-1-12

EXHIBIT A-2

FORM OF 2031 NOTE

[FORM OF FACE OF 2031 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]4

SBA COMMUNICATIONS CORPORATION

5.150% Senior Notes due 2031

$________________

No. _______________

CUSIP No. 78410G AJ3

ISIN No. US78410GAJ31

[4]	These paragraphs should be included only if the Note is a Global Security.

A-2-1

SBA COMMUNICATIONS CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[  ] [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Notes attached hereto)]5 on July 31, 2031, and to pay interest thereon from July 23, 2026 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 (each, an “Interest Payment Date”) in each year, commencing January 15, 2027, at the rate of 5.150% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 and July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. If a Payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest or the next succeeding Business Day if such date is not a Business Day to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

If a Holder has given wire transfer instructions to the Company, the Company will make all payments of principal, premium and interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Security Registrar for the Notes within the City and State of New York unless, with respect to such other payments, the Company elects to make interest payments by check sent to the Holders at their address set forth in the register of Holders. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

[5]	Use this language only if the Note is a Global Security.

A-2-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:

SBA COMMUNICATIONS CORPORATION

By:
Name: Title:

A-2-3

This is one of the Notes designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-2-4

[FORM OF REVERSE OF 2031 NOTE]

1.	Notes.

This Note is one of a duly authorized issue of senior notes of the Company, issued and to be issued in one or more series under the Supplemental Indenture, dated as of July 23, 2026 (the “Supplemental Indenture”), to the Indenture dated as of July 23, 2026 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which the Notes (as defined below) are, and are to be, authenticated and delivered. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall control. This Note is one of the series designated on the face hereof as “5.150% Senior Notes due 2031” (herein called the “Notes”), issued in an initial aggregate principal amount of $1,350,000,000. The Notes constitute a series of Securities under the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.	No Sinking Fund.

No sinking fund is provided for the Notes.

3.	Optional Redemption.

(a) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (ii) interest accrued on those Notes to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the Redemption Date.

(b) On and after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but excluding) the Redemption Date.

4.	Selection and Notice of Redemption.

(a) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Notices of redemption may be conditional and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied.

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(b) In the case of a partial redemption, selection of any certificated Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

5.	Repurchase at Option of Holder.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, each Holder of Notes shall have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 in excess thereof, of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer shall be payable in cash and will be 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on such Notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to (but excluding) the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, the Company shall send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

6.	Acceleration Upon Event of Default.

The Events of Default relating to the Notes are set forth in Section 5.01 of the Base Indenture and Section 7.1(e) of the Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes may declare all such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default with respect to the Notes arising from Section 5.01(e) or Section 5.01(f) of the Base Indenture, with respect to the Company, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by notice to the Trustee may, on behalf of the Holders of all Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes (including in connection with a Change of Control Offer) (provided, however, that the Holders of

A-2-6

a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

7.	Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders with respect to the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes then-outstanding, voting as a single class. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes then-outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

8.	Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, the Notes shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Security Registrar with a request to register a transfer, the Security Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When Notes are presented to the Security Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Security Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate Notes at the Security Registrar’s request.

9.	Treatment as Owner.

Prior to the due presentation of this Note for registration of transfer, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name this Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

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10.	No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

11.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

A-2-8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties (Cust)

JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	- Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

A-2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, check the appropriate box below:

☐

Section 4.2

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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FORM OF ASSIGNMENT

For value received    hereby sell(s), assign(s) and transfer(s) unto [also insert Social Security or other identifying number of assignee] the within Note, and hereby irrevocably constitutes and appoints    as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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SCHEDULE OF EXCHANGES OF NOTES6

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange	Principal Amount of this Global Security Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[6]	This schedule should be included only if the Note is a Global Security.

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EXHIBIT A-3

FORM OF 2033 NOTE

[FORM OF FACE OF 2033 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]7

SBA COMMUNICATIONS CORPORATION

5.450% Senior Notes due 2033

$________________

No. _______________

CUSIP No. 78410G AK0

ISIN No. US78410GAK04

[7]	These paragraphs should be included only if the Note is a Global Security.

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SBA COMMUNICATIONS CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[  ] [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Notes attached hereto)]8 on July 31, 2033, and to pay interest thereon from July 23, 2026 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 (each, an “Interest Payment Date”) in each year, commencing January 15, 2027, at the rate of 5.450% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 and July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. If a Payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest or the next succeeding Business Day if such date is not a Business Day to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

If a Holder has given wire transfer instructions to the Company, the Company will make all payments of principal, premium and interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Security Registrar for the Notes within the City and State of New York unless, with respect to such other payments, the Company elects to make interest payments by check sent to the Holders at their address set forth in the register of Holders. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

[8]	Use this language only if the Note is a Global Security.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:

SBA COMMUNICATIONS CORPORATION

By:
Name: Title:

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This is one of the Notes designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF 2033 NOTE]

1.	Notes.

This Note is one of a duly authorized issue of senior notes of the Company, issued and to be issued in one or more series under the Supplemental Indenture, dated as of July 23, 2026 (the “Supplemental Indenture”), to the Indenture dated as of July 23, 2026 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which the Notes (as defined below) are, and are to be, authenticated and delivered. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall control. This Note is one of the series designated on the face hereof as “5.450% Senior Notes due 2033” (herein called the “Notes”), issued in an initial aggregate principal amount of $800,000,000. The Notes constitute a series of Securities under the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.	No Sinking Fund.

No sinking fund is provided for the Notes.

3.	Optional Redemption.

(a) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (ii) interest accrued on those Notes to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the Redemption Date.

(b) On and after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but excluding) the Redemption Date.

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4.	Selection and Notice of Redemption.

(a) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Notices of redemption may be conditional and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied.

(b) In the case of a partial redemption, selection of any certificated Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

5.	Repurchase at Option of Holder.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, each Holder of Notes shall have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 in excess thereof, of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer shall be payable in cash and will be 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on such Notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to (but excluding) the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, the Company shall send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

6.	Acceleration Upon Event of Default.

The Events of Default relating to the Notes are set forth in Section 5.01 of the Base Indenture and Section 7.1(e) of the Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes may declare all such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default with respect to the Notes arising from Section 5.01(e) or Section 5.01(f) of the Base Indenture, with respect to the Company, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by notice to the Trustee may, on behalf of the Holders of all Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes (including in connection with a Change of Control Offer) (provided, however, that the Holders of

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a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

7.	Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders with respect to the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes then-outstanding, voting as a single class. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes then-outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

8.	Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, the Notes shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Security Registrar with a request to register a transfer, the Security Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When Notes are presented to the Security Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Security Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate Notes at the Security Registrar’s request.

9.	Treatment as Owner.

Prior to the due presentation of this Note for registration of transfer, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name this Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

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10.	No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

11.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties (Cust)

JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	- Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, check the appropriate box below:

☐

Section 4.2

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-3-10

FORM OF ASSIGNMENT

For value received    hereby sell(s), assign(s) and transfer(s) unto [also insert Social Security or other identifying number of assignee] the within Note, and hereby irrevocably constitutes and appoints    as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

A-3-11

SCHEDULE OF EXCHANGES OF NOTES9

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange	Principal Amount of this Global Security Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[9]	This schedule should be included only if the Note is a Global Security.

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